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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 17, 2004


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     0-19724                 33-0311631
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(State or other jurisdiction of       (Commission              IRS Employer
 incorporation or organization)       File Number)          Identification No.)


     10655 Sorrento Valley Road, San Diego, California              92121
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         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code:  (858) 558-6064
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                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 7.  Financial Statements and Exhibits.

        (c)    Exhibits.

               99.1 Press Release of Protein Polymer Technologies, Inc. dated August 17, 2004


Item 12.  Results of Operation and Financial Condition.


        On August 17, 2004, Protein Polymer Technologies, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

        The information contained in this Item 12 of this Current Report (including exhibits hereto) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.









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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PROTEIN POLYMER TECHNOLOGIES, INC.,
                               a Delaware corporation


Date: August 17, 2004          By: /s/ J. Thomas Parmeter
                                   ---------------------------------------------
                                   J. Thomas Parmeter
                                   Chairman of the Board, President and
                                   Chief Executive Officer













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                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

99.1                  Press Release of Protein Polymer Technologies, Inc. dated
                      August 17, 2004




















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                                                                    Exhibit 99.1

                      PROTEIN POLYMER TECHNOLOGIES REPORTS
                      SECOND QUARTER 2004 FINANCIAL RESULTS

        SAN DIEGO, August 17, 2004 -- Protein Polymer Technologies, Inc. (OTC Bulletin Board: PPTI) announced today financial results for the second quarter and the six months ended June 30, 2004.

        The net loss for the quarter ended June 30, 2004 was $858,000 ($0.02 per share), compared to a net loss of $437,000 ($0.01 per share), for the same period in 2003. The net loss for the six months ended June 30, 2004 was $1,778,000 ($0.05 per share), compared to a net loss of $2,180,000 ($0.07 per share), for the six months ended June 30, 2003. The net loss and the net loss per share amounts for both the 2003 and 2004 periods include accumulated dividends related to the Company's preferred stock, and "imputed dividend" charges pertaining to its sale of Series I Convertible Preferred Stock during the second quarter of 2003.

        Total revenue was $200,000 for the quarter ended June 30, 2004, compared to $752,000 for the same period in 2003. Total revenue was $391,000 for the six months ended June 30, 2004, compared to $1,205,000 for the same period in 2003. The contract and licensing revenue primarily represents research and development payments and receivables from Spine Wave, Inc. for the development of an injectable spinal disc repair product for the treatment of lower back pain. The decrease in contract revenue in 2004, particularly during the three months ended June 30, 2004 as compared to the same period in 2003, is due to the completion of the majority of work, including preclinical testing, required to support Spine Wave's initiation of human clinical testing of the injectable spinal disc nucleus product.

        Operating expenses for the quarter were $989,000, as compared to $1,051,000 for the same period in 2003, and $2,031,000 for the six months ended June 30, 2004 as compared to $1,874,000 for the six months ended 2003. When additional capital becomes available, expenses are expected to rise in subsequent quarters due to the increased expenditures for expanded human clinical testing and patient follow-up of the Company's lead product candidates currently in development.

        As of June 30, 2004, PPTI had a negative working capital of $363,000 compared to $1,192,000 as of December 31, 2003. PPTI's cash as of June 30, 2004 was $69,000, compared to $1,085,000 on December 31, 2003. Since the end of June, the Company has received $900,000 in cash and cash commitments in return for short term promissory notes and warrants. In combination with anticipated additional contract and license payments, and revenue projected for the delivery of clinical testing materials, the Company's cash as of August 17, 2004 is expected to meet the Company's anticipated capital requirements until October 2004.



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        "We are currently in discussions with potential sources of additional equity and convertible debt funding, although there can be no assurance that these discussions will result in additional funding," said J. Thomas Parmeter, Chairman and Chief Executive Officer of Protein Polymer Technologies. "Substantial additional capital resources will be required to fund future expenditures related to our research, development, clinical trials, and product marketing activities. If adequate funds are not available, we will be required to significantly curtail our operating plans and may have to sell or license out significant portions of our technology or potential products, or cease operations."

        "Conversely, if we resolve our liquidity problems," Dr. Parmeter commented further, "I view PPTI's future optimistically. With the recent appointment of Dr. Donald Kaplan as President and Chief Operating Officer, we are aggressively pursuing new ways to capitalize on our large intellectual property portfolio. Dr. Kaplan, previously Senior Vice President, Operations and Technology at U.S. Surgical Corporation and a recognized leader in research, development and commercialization of surgery and wound closure devices, is uniquely qualified to lead this effort. For example, we are leveraging the development of our adhesives technology for the injectable spinal disc repair product towards application as high strength surgical sealants. Such sealants are designed to stop air and fluid leaks associated with the use of sutures and staples in a variety of surgical procedures. In addition, we continue to focus on the clinical trials of our urethral bulking agent for treatment of female stress urinary incontinence and our injectable hydrogel for treatment of dermal contour defects such as scars, wrinkles and lines. Finally, with Spine Wave beginning clinical trials of the injectable disc nucleus product (IDN) for the treatment of lower back pain, we have begun discussions with Spine Wave regarding the commercial manufacture of the IDN product."

        Protein Polymer Technologies, Inc., is a San Diego-based company focused on developing bioactive products to improve medical and surgical outcomes. From its inception in 1988, PPTI has been a pioneer in protein design and synthesis, developing an extensive portfolio of proprietary biomaterials. These genetically engineered biomaterials are high molecular weight proteins, processed into products with physical and biological characteristics tailored to specific clinical performance requirements. Targeted products include urethral bulking agents for the treatment of stress urinary incontinence, dermal augmentation products for cosmetic and reconstructive surgery, surgical adhesives and sealants, scaffolds for wound healing and tissue engineering, and depots for local drug delivery. To date, PPTI has been issued twenty-five U.S. Patents on its core technology with corresponding issued and pending patents in key international markets.

This press release contains forward-looking statements that are based on management's views and expectations. Actual results could differ materially from those expressed here; further, the Company is not obligated to comment specifically on those differences. Risks associated with the Company's activities include raising adequate capital to continue operations scientific and product development uncertainties, competitive products and approaches, continuing collaborative partnership interest and funding, regulatory testing and approvals, and manufacturing scale up. The reader is encouraged to refer to the Company's 2003 Annual Report Form 10-KSB, and other recent filings with the Securities and Exchange Commission,



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copies of which are available from the Company,  to further  ascertain the risks associated with the above statements.


                            (Financial Data Follows)





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                        Protein Polymer Technologies, Inc.
                          Condensed Financial Statements
                                   (unaudited)

                             Three months ended         Six months ended
                                  June 30,                   June 30,
                            2004          2003          2004         2003
    SUMMARY OF OPERATIONS

    Contract revenue      $199,366      $742,696      $388,416   $1,193,679
    Interest income            866         9,263         2,824       10,847
    Product and other income     0             0             6            0
       Total revenues      200,232       751,959       391,246    1,204,526

    Total expenses         988,799     1,051,491     2,031,200    1,873,779

    Net loss             $(788,567)    $(299,532)  $(1,639,954)   $(669,253)

    Undeclared and/or
     paid dividends on
     Preferred Stock        69,220       137,082       137,678    1,510,925

    Net loss applicable
     to common
     shareholders        $(857,787)    $(436,614)  $(1,777,632) $(2,180,178)

    Net loss per common
     share - basic and
     diluted                $(0.02)       $(0.01)       $(0.05)      $(0.07)

    Shares used in
     computing net loss
     per share - basic
     and diluted        38,091,587    34,037,634    37,702,398   31,926,744

                                          As of                    As of
                                      June 30, 2004             Dec. 31, 2003
    BALANCE SHEET INFORMATION

    Cash and cash equivalents            $69,000                 $1,085,000
    Working capital                     (363,000)                 1,192,000
    Total assets                         414,000                  1,692,000
    Total capital invested            49,010,000                 48,809,000
    Accumulated deficit             $(49,113,000)              $(47,473,000)